EXHIBIT 99.1

VIRBAC CORPORATION

David G. Eller, CEO
817-831-5030

FOR IMMEDIATE RELEASE

VIRBAC CORPORATION ANNOUNCES SEC INVESTIGATION

FORT WORTH, TX, February 19, 2004 – Virbac Corporation (VBAC.PK) today announced that it was contacted by the United States Securities and Exchange Commission on February 13, 2004 and advised that the SEC has initiated a formal investigation of Virbac. The SEC has not notified Virbac of the scope or specific purpose of the investigation. Virbac believes, however, that the investigation relates to the accounting issues described below which were brought to the SEC’s attention by the Company’s Audit Committee following the Audit Committee’s decision to conduct an internal investigation. The Company’s Audit Committee, Board of Directors and new management team intend to fully cooperate with the SEC in the conduct of its investigation.

In connection with this investigation, the SEC issued a subpoena to Virbac requesting a variety of documents and other information. The documents accompanying the SEC subpoena state that the investigation is currently a fact-finding inquiry for the purpose of allowing the SEC staff to determine whether there have been any violations of the federal securities laws. These documents also state that neither the initiation of the investigation nor the issuance of the subpoena indicate that the SEC or its staff have concluded that any laws had been broken by the Company or anyone else.

During a review of Virbac’s third quarter financial statements, the Company’s outside auditors, PricewaterhouseCoopers, raised questions relating to certain of the Company’s revenue recognition and inventory accounting practices. In response to these questions, Virbac’s Audit Committee decided to conduct an internal investigation and hired independent counsel to assist in that process. Pending a resolution of the matters being investigated by the Audit Committee, Virbac delayed the release of its financial statements for the quarter ending September 30, 2003. In connection with the ongoing internal investigation, Virbac also announced that it expected to issue revised financial statements for the years ended December 31, 2001 and 2002 and for the quarters ended March 31 and June 30, 2003.

Virbac’s former CEO and CFO resigned on January 27, 2004 and, although the internal investigation is ongoing, the Company’s new management and Board of Directors have begun to implement new and improved policies and procedures, including improved internal accounting controls, designed to improve the quality of Virbac’s financial reporting. In addition, Virbac has initiated a review of its disclosure controls and procedures relating to non-financial information with the intent of improving the timeliness and quality of information available to investors. Finally, Virbac is assessing its existing regulatory compliance programs and overall corporate governance policies in an effort to identify and implement improvements that could enhance the Company’s performance.

David G. Eller, Chief Executive Officer at Virbac, indicated that he and the entire Virbac team are very excited about Virbac’s prospects and are completely focused on the company’s primary mission which is to build value for all of Virbac’s shareholders.

Virbac Corporation, located in Fort Worth, Texas, markets leading veterinary products under the brand names of Soloxine®, C.E.T. ® Home Dental Care, the Allerderm line of dermatology products, IVERHART™ PLUS Flavored Chewables, and Preventic® Plus. For more information on Virbac and its products, please visit www.virbaccorp. com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate, “expect,” “plan,” “intend,” “could,” “designed,” and similar expressions may identify forward-looking statements. These forward looking statements are based upon estimates and assumptions that are subject to risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond Virbac’s control, actual future events may deviate from the estimates and assumptions on which the forward-looking statements are based. Deviations between actual future events and Virbac’s estimates and assumptions could lead to results that are materially different from those expressed in or implied by the forward-looking statements contained in this press release. Virbac does not intend to update these forward- looking statements to reflect actual future events.